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                                                                   EXHIBIT 10.04


                               STOCK OPTION PLAN


          1. Purpose of the Plan. Under this Stock Option Plan ("the Plan") of
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BEST INTERNET COMMUNICATIONS, INC., a California corporation (the "Company"), options may be granted to eligible employees, directors and consultants to purchase shares of the Company's capital stock. The Plan is designed to enable the Company and its parent or subsidiary companies to attract, retain and motivate its employees, directors and consultants by providing for or increasing the proprietary interests of such persons in the Company. Options granted under this Plan may, in the discretion of the Company's Board of Directors, be either "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonstatutory stock options" which do not so qualify.

          2. Stock Subject to Plan. The maximum number of shares of stock for
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which options granted hereunder may be exercised shall be 200,000 shares of common stock without par value, subject to the adjustments provided in Section
6. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are canceled may again be subject to options under the Plan.

          3. Eligible Persons. The employees eligible to be considered for the
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grant of options hereunder are any persons regularly employed by the Company or its parent or subsidiaries on a full-time, salaried basis. Directors and consultants of the Company or its parent or subsidiaries are eligible for grant of options hereunder.

          4. Minimum Exercise Price. The exercise price for each option granted
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hereunder is determined by the Board of Directors and may not be less than 85%, in the case of nonstatutory stock options, and 100%, in the case of incentive stock options, of the fair market value of the stock at the date of the grant of the option, as determined by the Board. In the case of any incentive stock option granted to an employee who, immediately before the grant of such option, owns stock representing more than ten (10%)

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of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, the per share purchase price must be at least 110% of the fair market value of the Company's Common Stock determined by the Board.

          5. Nontransferability. Any option granted under this Plan shall by its
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terms be nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

          6. Adjustments. If the outstanding shares of stock of the class then
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subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

          7. Maximum Option Term. No option granted under this Plan may be
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exercised in whole or in part more than ten years after its date of grant.

          8. Plan Duration. Options may not be granted under this Plan more than
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ten years after the date of the adoption of this Plan, or of shareholder approval thereof, whichever is earlier.

          9. Payment. Payment for stock purchased upon any exercise of an option
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granted under this Plan shall be made in full in cash concurrently with such exercise.

          10. Administration. The Plan shall be administered by the Company's
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board of directors (the "Board") or, at the discretion of the Board, by a committee (the "Committee") of not less than two members of the Board each of whom shall not at any time within one year prior to his service as an administrator of the Plan, or during such service, have received a grant or award of

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equity securities pursuant to the Plan or any other Plan of the Company or any of its affiliates.

          The interpretation and construction by the Committee of any term or provision of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board, in which event such determination by the Board shall be final. The Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan.

          Subject to the provisions of this Plan, the Board or, by its delegation, the Committee, shall have full and final authority in its discretion to select the employees to be granted options, to grant such options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise (including, without limitation, restrictions on exercise), expiration dates and other pertinent provisions thereof. In the event of any restriction requiring that all or any portion of an option granted hereunder not be exercisable until a specific time period has passed, the optionee shall be given the right to exercise at the rate of at least 20% per year over 5 years from the date the option is granted.

          Each option shall be evidenced by a written stock option agreement between the Company and the optionee consistent with the terms of this Plan. Subject to the terms and conditions and within the limitations of the Plan, the Committee or the Board may modify, extend or renew outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefore (to the extent not theretofore exercised).

          11. Corporate Reorganizations. Upon the dissolution or liquidation of
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the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of stock of the Company then outstanding by; another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be

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made in writing in connection with such transaction for the continuance of the
Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this paragraph entitled "Corporate Reorganizations," not yet be exercisable. The instrument evidencing any option may also provide for such acceleration of otherwise unexercisable portions of the option upon other specified events or occurrences, such as involuntary termination of the option holder's employment following certain changes in the control of the Company.

          12. Restricted Stock. If the instrument evidencing the option so
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provides, shares of stock issued on exercise of an option granted under this
Plan may upon issuance be subject to the following restrictions (and, as used herein, "restricted stock" means shares issued on exercise of options granted under this Plan which are still subject to restrictions imposed under this
Section 12 that have not yet expired or terminated):

          (a) shares of restricted stock may not be sold or otherwise transferred or hypothecated;

          (b) if the employment of the holder of shares of restricted stock with the Company or a subsidiary is terminated for any reason other than his death, normal or early retirement in accordance with his employer's established retirement policies or practices, or total disability, the Company (or any subsidiary designated by it) shall have the option for sixty (60} days after such termination of employment to purchase for cash all or any part of his restricted stock, for cash or cancellation of purchase money indebtedness, at either: (i) the higher of the original purchase price or fair market value on the date of termination of

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employment; or (ii) the original purchase price, provided that (1) the right to repurchase at the original purchase price shall lapse at the rate of at least 20% per year over 5 years from the date the option is granted (without respect to the date the option was exercised or became exercisable), and (2) if the right is assignable, the assignee must pay the issuer upon assignment of the right (unless the assignee is a 100% owned subsidiary of Company or is the parent and owner of 100% of Company) cash equal to the difference between the original price and fair market value if the original purchase price is less than fair market value; or

          (c) as to the shares of stock affected thereby, any additional restrictions that may be imposed on particular shares of specified stock as specified in the instrument evidencing the option.

          The restrictions imposed under this Section 12 shall apply as well to all shares of other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, merger, consolidation or reorganization, but such restrictions shall expire or terminate at such time or times as shall be specified therefor in the instrument evidencing the option which provides for the restrictions.

          13. Financial Assistance. The Company is vested with authority under
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this Plan to assist any person to whom an option is granted hereunder (including any director or consultant of the Company or its parent or subsidiaries) in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such person on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board.

          14. Amendment and Termination. The Board may alter, amend, suspend or
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terminate this Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to this Plan or of any of his rights under such option. Except as herein provide, no such action of the Board, unless taken with the approval of the shareholders of the Company, may:

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           (a)  increase the maximum number of shares for which options granted under this Plan may be exercised;

           (b) reduce the minimum permissible exercise price;

           (c) extend the ten-year duration of this Plan set forth herein; or

           (d) alter the class of employees eligible to receive options under the Plan.

           15. Approval of Stockholders. The Plan shall take effect when
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approved by the Board subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company not later than one year after approval by the Board.

          16. Securities Laws Compliance. Notwithstanding anything contained
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herein, the Company shall not be obligated to grant any option under this Plan, or to sell or issue any share pursuant to any option agreement executed pursuant to the Plan, unless the grant or sale is effectively registered or exempt from registration under the Securities Act of 1933, as amended, and is qualified or exempt from qualification under the California Corporate Securities Law of 1968, as amended.

          As adopted by the Board of Directors on _________, 19__.


                              BEST INTERNET COMMUNICATIONS, INC.
                              A California Corporation



                              BY: ______________________________
                                  Michael Schwartz, President

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